Exhibit 10.34

FIRST AMENDMENT

TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “First Amendment”), dated as of December 30, 2004, is entered into by and among FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (“Parent”), FATS, INC., a Delaware corporation (“FATS,” and, together with Parent, individually a “Borrower” and collectively, “Borrowers”), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CapitalSource”), as administrative, payment and collateral agent for Lenders (in such capacities, the “Agent”), and Lenders.

WHEREAS, the Borrowers, Agent and the Lenders are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of September 30, 2004 (the “Credit Agreement”); and

WHEREAS, the Borrowers, Agent and the Lenders desire to amend the Credit Agreement, on the terms set forth in this First Amendment,

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the Borrowers, Agent and the Lenders hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this First Amendment without definition shall have the meanings given to such terms in the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 The parenthetical in the last paragraph of Section 2.21(k) of the Credit Agreement, which currently reads:

“(excluding any costs or reduced receipts with respect to taxes, to the extent such taxes are (A) imposed on the net income of such Underlying Issuer, any Lender or Agent, (B) franchise taxes or similar taxes (in each case imposed in lieu of net income taxes), (C) any United States withholding taxes in effect on the Closing Date and (iv) interest, penalties or similar amounts related to clauses (A), (B) and (C))”

shall be amended to read in full as follows:

“(excluding any costs or reduced receipts with respect to taxes, which are governed by Section 6.12)”.

2.2 Section 6.12 of the Credit Agreement shall be amended to read in full as follows:

(a) “All payments and reimbursements to Agent, for its own account and for the benefit of Lenders, made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever. Notwithstanding the prior sentence, no payment or reimbursement is required with respect to taxes imposed on any Lender’s net income. If any Credit Party shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Agent, for its own account and for the benefit of Lenders, then the sum payable to Agent, for its own account and for the benefit of Lenders, shall be increased as may be necessary so that, after making all required deductions, each Lender receives an amount equal to the sum it would have received had no such deductions been made, provided that such gross ups shall only be required in the event of a Change in Law (defined below) occurring after the date such Lender or Agent has become a Lender or Agent.

(b) Notwithstanding any other provision of any Loan Document, if at any time after the Closing or the making of any Advance or funding of the Term Loans (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (c) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority (in each case, a “Change in Law”): (i) subjects Agent or such Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent, for its own account and for the benefit of Lenders, of any amount payable thereunder, or (ii) imposes on Agent or Lenders any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Agent or Lenders of making or continuing or maintaining any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, the Credit Parties shall promptly pay to Agent, for its own account and/or for the benefit of Lenders, any additional amounts necessary to compensate Agent and/or each Lender, on an aftertax basis, for such additional cost or reduced amount as determined by Agent and such Lender. Notwithstanding the foregoing sentence, no payment is required with respect to net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or any Lender.

Prior to receiving any payments pursuant to this Section 6.12, and upon the request of Agent and/or Borrowers, each Lender shall provide to Agent and Borrowers (and Agent shall provide to Borrowers) such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholdings or deductions. In addition, Agent and any Lender, if requested by the Borrowers or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Upon request by Borrowers, from time to time, as necessary, Agent and each Lender shall provide updated documentation (e.g,, in the event of obsolescence of documents previously provided, changes in circumstances or Changes in Law). Any Lender’s failure to comply with this Section 6.12(c) shall relieve Credit Parties from the requirement to pay any additional amounts described in Section 6.12(a), provided that the inability of any such Lender to provide updated documentation that will permit payments to be made without withholdings or deductions as a result of a Change in Law shall not constitute a failure to comply with this Section 6.12(c).

(c) If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this Section 6.12 it shall promptly notify the Credit Parties of the event by reason of which Agent or such Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.12 submitted by Agent or such Lender to the Credit Parties shall, absent manifest error, be final, conclusive and binding for all purposes.”

2.3 The facsimile number for Jason Schwartz, which appears on the signature page beneath the signature block of CapitalSource Finance LLC, shall be changed to “(301) 841-2313”.

2.4 Paragraph 4 (Fixed Charge Coverage Ratio) of the Financial Covenants attached as Annex I to the Credit Agreement shall be amended to read in full as follows:

“As measured on December 31, 2004 and on each March 31, June 30, September 30 and December 31 thereafter, the Fixed Charge Coverage Ratio shall not be less than 1:25 to 1:00.”

2.5 Schedule 6.7 to the Credit Agreement shall be amended to (i) extend the time for delivery of a fully executed Landlord Waiver and Consent pursuant to paragraph I of Schedule 6.7 to January 31, 2005; (ii) extend the time for delivery of a fully executed Stock Pledge Agreement covering the stock of all CFCs pursuant to paragraph 2 of Schedule 6.7 to January 31, 2005; and (iii) extend the time for delivery of a fully executed account control agreement covering account number 892626 pursuant to paragraph 8 of Schedule 6.7 to January 31, 2005. Agent hereby acknowledges receipt of all post-closing deliverables required by Schedule 6.7 other than the items referred to in clauses (i), (ii) and (iii) of this Section 2.5.

Section 3. Conditions. The effectiveness of this First Amendment is subject to the following conditions:

3.1 Agent shall have received an original of this First Amendment duly executed by the Borrowers and Special Situations Opportunity Fund I, LLC.

3.2 After giving effect to this First Amendment, each of the representations and warranties made by the Borrowers contained in the Credit Agreement and the other Loan Documents shall be true and complete in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date).

3.3 After giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated hereunder.

Section 4. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants that:

(i) the execution, delivery and performance by the Borrowers of this First Amendment have been duly authorized by all necessary corporate action and this First Amendment is a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms;

(ii) after giving effect to this First Amendment, each of the representations and warranties made by the Borrowers contained in the Credit Agreement and the other Loan Documents is true and complete in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date);

(iii) after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing or shall result from the consummation of the transactions contemplated hereunder; and

(iv) neither the execution, delivery and performance of this First Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (a) any provision of any Borrower’s certificate of incorporation or bylaws, (b) any law or regulation, or any order or decree of any court or government instrumentality, or (c) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower or any of its Subsidiaries is a party or by which any Borrower or any of its Subsidiaries or any of their property is bound.

Section 5. Reference to and Effect Upon the Credit Agreement. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this First Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This First Amendment shall not constitute a novation or satisfaction and accord of the Credit Agreement and/or other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this First Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this First Amendment, and each reference herein or in any other Loan Documents to the “Loan Agreement” or “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this First Amendment.

Section 6. Miscellaneous.

(i) This First Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts,

each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party. The descriptive headings of the various sections of this First Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof, Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(ii) This First Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Credit Agreement. This First Amendment shall be considered part of the Credit Agreement and shall be a Loan Document for all purposes under the Credit Agreement and other Loan Documents.

(iii) This First Amendment, the Credit Agreement and the Loan Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(iv) THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL. BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.

(v) Borrowers may not assign, delegate or transfer this First Amendment or any of their rights or obligations hereunder. No rights are intended to be created under this First Amendment for the benefit of any third party donee, creditor or incidental beneficiary of Borrowers. Nothing contained in this First Amendment shall be construed as a delegation to Agent or Lenders of Borrowers’ duty of performance, including, without limitation, any duties under any account or contract in which Agent has or Lenders have a security interest or Lien. This First Amendment shall be binding upon the Borrowers and their respective successors and assigns.

(vi) Each Borrower hereby (a) agrees that this First Amendment shall not limit or diminish the obligations of Borrowers under the Loan Documents, (b) reaffirms its obligations under each of the Loan Documents to which it is a party, and (c) agrees that each of such Loan Documents remains in full force and effect and is hereby ratified and confirmed.

(vii) All representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment and no investigation by Agent or Lenders shall affect such representations or warranties or the right of Agent or Lenders to rely upon them.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has duly executed this First Amendment as of the date first written above.

FIREARMS TRAINING SYSTEMS, INC.

By:	/s/ Ron Mohling
Name: Ron Mohling
Title: Chairman and CEO

FATS, INC.

By:	/s/ Ron Mohling
Name: Ron Mohling
Title: Chairman and CEO

CAPITALSOURCE FINANCE LLC

By:	/s/ Joseph Turitz
	Name:	Joseph Turitz
	Title:	General Counsel –
Corporate Finance Group

SPECIAL SITUATIONS OPPORTUNITY
FUND I, LLC
By:	First Source Financial, Inc.
Its:	Authorized Agent

By:	/s/ James M. Cassady
	Name:	James M. Cassady
	Title:	Vice President